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                                   Item 23(j)

                             Consent of Accountants
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                                       12

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INDEPENDENT AUDITORS' CONSENT

We consent to (a) the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 2-17277 of SIFE Trust Fund on Form N-1A of our report dated January 29, 1999, incorporated by reference in the Statement of Additional Information which is part of this Registration Statement, and (b) the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California
April 26, 1999